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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Paula Oswald
U.S. Bank National Association
633 West Fifth Street, 4th Floor, Los Angeles, CA 90071
(213) 533-6043
(Name, address and telephone number of agent for service)

Halcón Resources Corporation
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	20-0700684 (I.R.S. Employer Identification No.)
1000 Louisiana Street, Suite 6700 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

6.75% Senior Notes Due 2025
(Title of the Indenture Securities)

 FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

  4.
  A copy of the existing bylaws of the Trustee.**

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of June 30, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, California on the 18th day of October, 2017.

By:	/s/ PAULA OSWALD Paula Oswald Vice President

 Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

        1.     The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

        2.     "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 7,
2017, I have hereunto subscribed my name and
caused my seal of office to be affixed to these
presents at the U.S. Department of the Treasury,
in the City of Washington, District of Columbia.
Acting Comptroller of the Currency

 Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

        1.     The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

        2.     "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 7, 2017, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.
Acting Comptroller of the Currency

 Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 18, 2017

By:	/s/ PAULA OSWALD Paula Oswald Vice President

 Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2017

($000's)

6/30/2017
Assets
Cash and Balances Due From Depository Institutions	$28,930,463
Securities	110,114,701
Federal Funds	51,218
Loans & Lease Financing Receivables	276,413,785
Fixed Assets	4,477,993
Intangible Assets	12,859,050
Other Assets	24,062,996

Total Assets	$456,910,206
Liabilities
Deposits	$357,756,287
Fed Funds	998,184
Treasury Demand Notes	0
Trading Liabilities	878,885
Other Borrowed Money	33,876,373
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,866,522

Total Liabilities	$410,176,251
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,649,555
Minority Interest in Subsidiaries	799,285

Total Equity Capital	$46,733,955
Total Liabilities and Equity Capital	$456,910,206

QuickLinks

FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
SIGNATURE
Exhibit 2
CERTIFICATE OF CORPORATE EXISTENCE
Exhibit 3
CERTIFICATION OF FIDUCIARY POWERS
Exhibit 6 CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 6/30/2017
($000's)